As Filed With The Securities and Exchange Commission on April 18, 2006

Registration No. 333-133029

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4/ AMENDMENT NO. 1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ES BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	6712	(to be applied for)
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

68 North Plank Road

Newburgh, New York 12550

(866) 646-0003

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Anthony P. Costa

Chairman and Chief Executive Officer

68 North Plank Road

Newburgh, New York 1255

(866) 646-0003

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Kip Weissman, Esq.

Eric Envall, Esq.

Luse Gorman Pomerenk & Schick

5335 Wisconsin Avenue, N.W., Suite 400

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of the proposed sale of the securities to the public:    As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Offering Price Per Share of Common Stock		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.01 per share	2,239,127	(1)	$12.50	(2)	$23,216,145	(3)	*
Warrants to Purchase Common Stock	329,950		N/A		N/A		(4)
Organizer Warrants to Purchase Common Stock	190,000		N/A		N/A		(4)

(1)	Represents the maximum number of shares of ES Bancshares, Inc. common stock estimated to be issuable upon the consummation of the share exchange with Empire State Bank, National Association, (“Empire”) based on the number of shares of Empire common stock, par value $5.00 per share, currently outstanding and the number of shares which may be issued pursuant to the Registrant’s warrants to purchase common stock at $12.50 per share and organizer warrants to purchase common stock at $10.00 per share, all shares will be issued on the basis of one share of ES Bancshares, Inc. common stock for one share of Empire common stock.

(2)	Represents the $12.50 exercise price of the warrants to purchase 190,000 shares of stock, which is the maximum offering price of the common stock to be registered.

(3)	Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee is based on, the proposed maximum offering price per share outstanding on the average of the high and low sales prices of the common stock, as reported on the OTC Bulletin Board on March 31, 2006, which was $8.75. Pursuant to Rule 457(g) the shares registered pursuant to the rights to purchase shares based on warrants is based on the price at which the warrants may be exercised. The 329,950 warrants to purchase common stock are exercisable at $12.50 per share and the organizer warrants to purchase common stock are exercisable at $10.00 per share.

(4)	Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, if warrants are to be registered for distribution in the same registration statement as the securities to be offered pursuant thereto, no separate registration fee shall be required.

*	A filing fee of $2,485 was previously filed

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

         INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

         The exhibits and financial statements filed as part of this Registration Statement are as follows:

         (a)    Exhibits

         The exhibits filed as part of this registration statement are as follows:

         (a)    List of Exhibits

2.1     Agreement and Plan of Share Exchange*

3.1     Articles of Incorporation of ES Bancshares, Inc.*

3.2     Bylaws of ES Bancshares, Inc.*

4.1     Form of Common Stock Certificate of ES Bancshares, Inc.*

4.2     Warrant Agreement

4.3     Organizer Warrant Agreement

5        Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8        Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.*

10.1   Employment Agreement with Philip A. Guarnieri dated September 23, 2004.*

10.2   Employment Agreement with Anthony P. Costa dated September 23, 2004.*

10.3   Employment Agreement with Arthur W. Buditch dated October 20, 2005.*

10.4   Empire State Bank, N.A., 2004 Stock Option Plan.*

21      Subsidiaries of Registrant *

23.1   Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)

24      Power of Attorney (set forth on signature page)*

99.1   Form of Proxy for the Annual Meeting of Stockholders of Empire State Bank, N.A.*

*       Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ES Bancshares, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Newburgh, State of New York, on April 18, 2006.

ES BANCSHARES, INC.

By:	/s/ Anthony P. Costa
Anthony P. Costa Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony P. Costa Anthony P. Costa	Chairman, Chief Executive Officer (Principal Executive Officer)	April 18, 2006

/s/ Arthur W. Budich Arthur W. Budich	Chief Financial Officer (Principal Financial and Accounting Officer)	April 18, 2006

/s/ Philip Guarnieri Philip Guarnieri	President, Chief Operating Officer and Director	April 18, 2006

/s/ Leslie M. Apple Leslie M. Apple	Director	April 18, 2006

/s/ William Davenport William Davenport	Director	April 18, 2006

/s/ Peter B. Ferrante Peter B. Ferrante	Director	April 18, 2006

/s/ Andrew Finklestein Andrew Finklestein Esq.	Director	April 18, 2006

/s/ Gale Foster Gale Foster Esq.	Director	April 18, 2006

/s/ David Freer, Jr. David Freer, Jr.	Director	April 18, 2006

/s/ Harold Kahn Harold Kahn	Director	April 18, 2006

/s/ David Mesches David Mesches	Director	April 18, 2006

Michael Ostrow	Director

/s/ Albert Pagano Albert Pagano	Director	April 18, 2006

Richard B. Rowley	Director

Peter Savago	Director

EXHIBIT INDEX

Exhibit No.        Description

2.1    Agreement and Plan of Share Exchange*

3.1    Articles of Incorporation of ES Bancshares, Inc.*

3.2    Bylaws of ES Bancshares, Inc.*

4.1    Form of Common Stock Certificate of ES Bancshares, Inc.*

4.2    Warrant Agreement

4.3    Organizer Warrant Agreement

5       Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8       Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.*

10.1  Employment Agreement with Philip A. Guarnieri dated September 23, 2004.*

10.2  Employment Agreement with Anthony P. Costa dated September 23, 2004.*

10.3  Employment Agreement with Arthur W. Buditch dated October 20, 2005.*

10.4  Empire State Bank, N.A., 2004 Stock Option Plan.*

21     Subsidiaries of Registrant*

23.1  Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)

24     Power of Attorney (set forth on signature page)*

99.1  Form of Proxy for the Annual Meeting of Stockholders of Empire State Bank, N.A. *

*       Previously filed